UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/24/2010

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34600

Delaware	26-2593535
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2530 Meridian Parkway
Durham, NC 27713
(Address of principal executive offices, including zip code)

919-806-4530
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

Submission of Matters to a Vote of Security Holders

Oxygen Biotherapeutics, Inc. (the "Company") held its Annual Meeting of Stockholders on September 24, 2010. The stockholders considered two proposals, each of which is described in more detail in the Company's definitive proxy statement dated August 27, 2010. Two votes were cast, one to elect seven members of the Board of Directors, and one to ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company's independent registered public accounting firm for the fiscal year ending April 30, 2011.

The final number of votes cast for or against, as well as the number of abstentions and broker non-votes, with respect to each proposal are set forth below.

Proposal 1: To elect seven directors to the Company's Board of Directors to serve until the sooner of the election and qualification of their successors or the next Annual Meeting of our Stockholders. The votes were cast as follows:

Chris J. Stern, DBA

For:         5,009,140
Witheld:         2,364,444
% For:         67.93
% Withheld:        32.07

Richard M. Kiral, Ph.D.
For:         5,701,541
Witheld:         1,672,043
% For:         77.32
% Withheld:        22.68

J. Melville Engle
For:         5,591,988
Witheld:         1,781,596
% For:         75.84
% Withheld:        24.16

Gregory Pepin
For:         7,113,835
Witheld:         259,749
% For:         96.48
% Withheld:        3.52

Rene A. Eckert
For:         5,035,879
Witheld:         2,337,705
% For:         68.3
% Withheld:        31.7

William A. Chatfield
For:         5,216,951
Witheld:         2,156,633
% For:         70.75
% Withheld:        29.25

Ronald R. Blanck, DO
For:         5,434,856
Witheld:         1,938,728
% For:         73.71
% Withheld:        26.29

All director nominees were duly elected.

Proposal 2: To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company's independent public accounting firm for the fiscal year ending April 30, 2011, the votes were cast as follows:

For: 13,619,721           Against:192,092    Abstain: 54,360         Broker Non-Votes:n/a

Proposal 2 was approved also.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxygen Biotherapeutics, Inc.

Date: September 27, 2010	By:	/s/ Chris Stern
Chris Stern